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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Overstock.com, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-181422, 333-184344, 333-162674, 333-160512, 333-124441, and 333-123540) and on Form S-3 (No. 333-178390) of Overstock.com, Inc. of our reports dated February 21, 2013, with respect to the consolidated balance sheets of Overstock.com, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Overstock.com, Inc.

/s/ KPMG LLP

Salt Lake City, Utah

February 21, 2013

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm